SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2018
 iROBOT CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)
001-36414		77-0259 335
(Commission File Number)		(I.R.S. Employer Identification No.)

8 Crosby Drive, Bedford, MA		01730
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (781) 430-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01    Entry into a Material Definitive Agreement.
On June 29, 2018, iRobot Corporation (the “Company”) entered into a First Amendment to Amended and Restated Credit Agreement (the “Credit Facility Amendment”) to its existing unsecured revolving credit facility (the “Credit Facility”) with Bank of America, N.A. (the “Lender”) dated December 20, 2013, and a First Amendment to Amended and Restated Reimbursement Agreement (the “Reimbursement Agreement Amendment”) to its existing reimbursement agreement with the Lender dated December 20, 2013. Each of the Credit Facility Amendment and the Reimbursement Agreement Amendment provides for, among other things, the extension of the maturity date from December 20, 2018 to June 30, 2023. The Credit Facility Amendment also provides for (i) the increase of the amount of the revolving line of credit available for borrowing from $75 million to $150 million; (ii) the increase of the amount of the incremental borrowing available under the Credit Facility at the Company’s option from $50 million to $75 million; and (iii) the increase of the minimum deposit requirements and related fees.

The foregoing description of the Credit Facility Amendment and the Reimbursement Agreement Amendment is not complete and is qualified in its entirety by reference to the Credit Facility Amendment and the Reimbursement Agreement Amendment, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 2.03.

Item 9.01   Financial Statements and Exhibits.

(d)    Exhibits:

10.1       First Amendment to Amended and Restated Credit Agreement by and between Bank of America, N.A. and iRobot Corporation, dated June 29, 2018.

10.2       First Amendment to Amended and Restated Reimbursement Agreement by and between Bank of America, N.A. and iRobot Corporation, dated June 29, 2018.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iRobot Corporation

July 5, 2018	By: /s/ Glen D. Weinstein
Name: Glen D. Weinstein
Title: Chief Legal Officer and Secretary